Trunkbow International Holdings Announces Change to Board of Directors

BEIJING – July 8, 2011--Trunkbow International Holdings Limited (NASDAQ: TBOW) ("Trunkbow" or the "Company"), a leading provider of Mobile Payment Solutions ("MPS") and Mobile Value Added Solutions ("MVAS") in China, today announced that Larry Gilmore has resigned from the Company’s Board of Directors in order to attend to other professional obligations, effective July 2, 2011.

With Mr. Gilmore’s departure, Trunkbow has a total of 11 Directors, including six “independent directors,” as defined by Nasdaq Listing Rule 5605(a)(2).

“On behalf of the Trunkbow Board of Directors and management team, I would like to thank Larry for his contributions to the Company,” said Dr. Wanchun Hou, Trunkbow’s Chairman. “During his tenure, Larry helped the Company to navigate the IPO process and adjust to life as a publicly-traded company. We wish him all the best as he shifts his professional focus to other areas.”

Mr. Gilmore added, “I believe that Trunkbow has an excellent business built around strong technology, and has the potential to emerge as a leader in the MPS space as it continues to mature. While this was a difficult decision for me, I have great confidence in the Trunkbow management team and Board of Directors, and believe that they will be successful in achieving their strategic, operational and financial objectives.”

About Trunkbow

Trunkbow International Holdings (NASDAQ: TBOW), is a leading provider of Mobile Payment Solutions ("MPS") and Mobile Value Added Solutions ("MVAS") in PRC. Trunkbow's solutions enable the telecom operators to offer their subscribers access to unique mobile applications, innovative tools, value-added services that create a superior mobile experience, and as a result generate higher average revenue per user and reduce subscriber churn. Since its inception in 2001, Trunkbow has established a proven track record of innovation, and has developed a significant market presence in both the Mobile Value Added and Mobile Payment solutions markets. Trunkbow supplies to all three Chinese mobile telecom operators, as well as re-sellers, in several provinces of China. Formore information, please visit www.trunkbow.com.

Safe Harbor Statement

This press release contains forward-looking statements that reflect the Company's current expectations and views of future events that involve known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such forward looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to the Company's relationship with China's major telecom carriers and its resellers, competition from domestic and international companies, changes in technology, contributions from revenue sharing plans and general economic conditions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs.  You should understand that the Company's actual future results may be materially different from and worse than what the Company expects. Information regarding these risks, uncertainties and other factors is included in the Company's annual report on Form 10-K and other filings with the SEC.

Contact Information:

In China:	In the U.S.:
Trunkbow International Holdings Limited	Trunkbow International Holdings Limited
Ms Alice Ye, Chief Financial Officer	Mr. John R. Herrera, Senior Vice President
Phone: +86 (10) 8571-2518 (Beijing)	Phone: +1-512-568-2715 (Austin)
Email: ir@trunkbow.com	Email: ir@trunkbow.com

The Piacente Group	The Piacente Group
Wendy Sun Phone:	Brandi Floberg/Lee Roth
+86 (10) 6590-7991(Beijing)	Phone: + (1) 212-481-2050 (New York)
E-mail: trunkbow@tpg-ir.com	E-mail: trunkbow@tpg-ir.com